EXHIBIT 3.1

AMENDED AND RESTATED BYLAWS

for

DAVITA INC.,
a Delaware corporation

Dated as of December 10, 2020

INDEX
ARTICLE I         CORPORATE PURPOSE
Section 1.        General Purpose
ARTICLE II         OFFICES
Section 1.        Principal Office
Section 2.        Other Offices
ARTICLE III         STOCKHOLDERS
Section 1.        Place of Meetings; Remote Meetings
Section 2.        Annual Meeting
Section 3.        Organization
Section 4.        Action Without a Meeting
Section 5.        Adjournments; Postponements
Section 6.        Quorum of Stockholders
Section 7.        Majority Vote Requirements
Section 8.        Voting Rights; Proxies
Section 9.        Inspectors of Election
Section 10.        Fixing Date for Determination of Stockholders of Record
Section 11.        List of Stockholders Entitled to Vote
Section 12.        Advance Notice of Stockholder Business and Nominations
Section 13.        Proxy Access for Director Nominations
Section 14.        Conduct of Meetings
ARTICLE IV         DIRECTORS
Section 1.        Powers
Section 2.        Number and Qualification
Section 3.        Election; Resignation

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Section 4.        Regular Meetings
Section 5.        Special Meetings
Section 6.        Telephonic Meetings Permitted
Section 7.        Vacancies
Section 8.        Action by Directors Without a Meeting
Section 9.        Quorum
Section 10.        Organization
Section 11.        Removal
Section 12.        Compensation of Directors of Meetings
ARTICLE V         COMMITTEES
Section 1.        Committee of Directors
Section 2.        Meetings and Action of Committees
ARTICLE VI         NOTICES
Section 1.        Notices of Stockholder Meetings
Section 2.        Manner of Notice
Section 3.        Waiver of Notice
ARTICLE VII     OFFICERS
Section 1.        Officers
Section 2.        Authority of Certain Officers
Section 3.        Term of Office; Resignation; Removal; Vacancies
Section 4.        Appointing Attorneys and Agents; Voting Securities of Other Entities
ARTICLE VIII     OTHER PROVISIONS
Section 1.        Checks and Drafts
Section 2.        Execution of Contracts
Section 3.        Fiscal Year

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Section 4.        Seal
Section 5.        Form of Records
Section 6.        Forum for Adjudication of Disputes
ARTICLE IX         INDEMNIFICATION
Section 1.        Indemnification of Officers and Directors
Section 2.        Prepayment of Expenses
Section 3.        Claims
Section 4.        Nonexclusivity of Rights
Section 5.        Other Sources
Section 6.        Amendment or Repeal
Section 7.        Other Indemnification and Prepayment of Expenses
ARTICLE X         STOCK
Section 1.        Certificates
Section 2.        Lost, Stolen or Destroyed Stock Certificates
ARTICLE XI         EMERGENCY BYLAWS
Section 1.        Emergency Bylaws
ARTICLE XII     AMENDMENTS

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AMENDED AND RESTATED BYLAWS
OF
DAVITA INC.,
a Delaware corporation

ARTICLE I
CORPORATE PURPOSE
Section 1.    General Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (the “DGCL”).
ARTICLE II
OFFICES
Section 1.    Principal Office. The principal office of the Corporation is hereby fixed and located at: 2000 16th Street, Denver, Colorado, 80202. The Board of Directors of the Corporation (the “Board”) is hereby granted full power and authority to change said principal office from one location to another.
Section 2.    Other Offices. Regional, branch or subordinate offices may be established at any time by the Board at any other place or places, within or outside of the United States of America.
ARTICLE III
STOCKHOLDERS
Section 1.    Place of Meetings; Remote Meetings. Meetings of the stockholders of this Corporation may be held at such place, if any, either within or without the State of Delaware, as may be designated by resolution of the Board from time to time. The Board, acting in its sole discretion, may determine that any meeting of the stockholders will not be held at any place but will be held solely by means of remote communication, and may establish guidelines and procedures in accordance with the applicable provisions of the DGCL and any other applicable law or regulation for participation in a stockholder meeting by means of remote communication. Subject to such guidelines and procedures as the Board may adopt, stockholders and proxyholders not physically present at a stockholder meeting held by means of remote communication may be deemed present in person, may participate in the meeting, and may vote, whether such meeting is to be held at a designated place or solely by means of remote communication; provided, however, that (a) the Corporation shall implement measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (b) the Corporation shall implement measures to provide such stockholders and proxyholders an opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (c) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation or a delegate thereof.
Section 2.    Annual Meeting. The annual meeting of stockholders shall be held for the election of directors on such date and at such time as may be designated by resolution of the Board from time to time.

Section 3.    Organization. Meetings of stockholders, annual or special, shall be presided over by the Chairman of the Board, if any, or in his absence by the President, or in his or her absence, by a Vice President, or in the absence of the foregoing persons, by a chairman designated by the Board, or in the absence of such designation, by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 4.    Action Without a Meeting. No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.
Section 5.    Adjournments; Postponements. Regardless of whether a quorum is present, the chairman of a meeting of the stockholders or the Board may, for any reason, adjourn any meeting of stockholders from time to time to reconvene at the same or some other place (if any), and notice need not be given of any such adjourned meeting if the time and place (if any) thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting of the stockholders at which a quorum shall be present or represented, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. The Board may, at any time prior to the holding of an annual or special meeting of stockholders and for any reason, postpone, reschedule or cancel such meeting.
Section 6.    Quorum of Stockholders. The holders of a majority in voting power of the shares of capital stock of the Corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum at meetings of stockholders except as otherwise provided by law, these Bylaws or by the Certificate of Incorporation. In the absence of a quorum, the stockholders so present may, by the holders of a majority of the shares of capital stock of the Corporation present in person or represented by proxy and entitled to vote, adjourn the meeting from time to time in the manner provided in Section 5 of this Article III of these Bylaws until a quorum shall attend. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally called.
Section 7.    Majority Vote Requirements. All elections and questions presented to the stockholders at a meeting at which a quorum is present, other than the election of directors, shall, unless otherwise provided by law, these Bylaws or the Certificate of Incorporation, or the rules and regulations of any stock exchange applicable to the Corporation, or pursuant to any regulation applicable to the Corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of capital stock of the Corporation which are present in person or by proxy and entitled to vote thereon.

Section 8.    Voting Rights; Proxies. Each outstanding share, regardless of class or series, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class or series are limited or denied by the Certificate of Incorporation and except as the Certificate of Incorporation may confer on holders of shares of any particular class or series the right to more than one vote per share, either generally or on particular matters. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date.
Section 9.    Inspectors of Election. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. These inspectors shall:
(a)    Determine the number of shares of capital stock of the Corporation outstanding and the voting power of such shares, the shares of capital stock of the Corporation represented at the meeting, and the validity and effect of proxies and ballots;
(b)    Count all votes and ballots;
(c)    Determine and retain for a reasonable period a record of the disposition of all challenges made to any determination by the inspectors; and
(d)    Certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law.
In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.
Section 10.    Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of, or to vote, at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not, unless otherwise required by law, be more than sixty (60) nor less than ten (10) days before the date of such meeting, in the case of a determination of the stockholders entitled to vote at any meeting or an adjournment thereof, nor more than sixty (60) days prior to any other action, in the case of any other action. If no record date is fixed: (a) the record date for determining stockholders entitled to notice of, or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (b) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.
Section 11.    List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours at the principal place of business of the Corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, the list must also be open to examination at the meeting as required by applicable law. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person by proxy at any meeting of stockholders.
Section 12.    Advance Notice of Stockholder Business and Nominations.
(a)    Annual Meetings of Stockholders.
(i)    Nominations of persons for election to the Board and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board, (C) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 12 is delivered to the Secretary, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 12, or (D) by any stockholder of the Corporation or group of stockholders in accordance with Section 13 of Article III of these Bylaws.

(ii)    For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(i) of this Section 12, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business other than the nominations of persons for election to the Board must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(iii)    A stockholder’s notice pursuant to paragraph (a)(ii) of this Section 12 shall set forth:
(A)    as to each individual whom the stockholder proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”), if any:
(1)    the name, age, business address and residence address of such Proposed Nominee;
(2)    the principal occupation and employment of such Proposed Nominee;
(3)    a written questionnaire with respect to the background and qualification of such Proposed Nominee completed by the Proposed Nominee in the form required by the Corporation pursuant to Section 2 of Article IV (which form the stockholder shall request in writing from the Secretary and which the Secretary shall provide to such stockholder within ten (10) days of receiving such request);
(4)    such Proposed Nominee’s executed written consent to being named in the proxy statement for the meeting of the stockholders as a nominee;
(5)    such Proposed Nominee’s written representation and agreement, in the form required by the Corporation pursuant to Section 2 of Article IV, (which form the stockholder shall request in writing from the Secretary and which the Secretary shall provide to such stockholder within ten (10) days of receiving such request);
(6)    all information relating to such Proposed Nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for a director election where the number of nominees for election exceeds the number of directors to be elected, or may otherwise be required, pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or pursuant to any law or statute replacing such section) and the rules and regulations promulgated thereunder; and
(7)    a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the Proposed Nominee, on the one hand, and the stockholder giving notice and any Stockholder Associated Person (as defined below), on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the stockholder giving notice and any Stockholder Associated Person were the “registrant” for purposes of such rule and the person being nominated were a director or executive officer of such registrant;
(B)    as to any other business that the stockholder proposes to bring before the meeting of the stockholders:
(1)    brief description of the business desired to be brought before the meeting;
(2)    the reasons for conducting such business at the meeting;
(3)    the text of the proposal (including the complete text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment); and
(4)    a complete and accurate description of any material interest in such business of the stockholder giving notice and any Stockholder Associated Person, individually or in the aggregate, including any anticipated benefit to the stockholder and any Stockholder Associated Person therefrom, and all other information related to such proposed business that would be required to be disclosed in a proxy statement or other filing required to be made by the stockholder or any Stockholder Associated Person in connection with the solicitation of proxies or consents in support of such proposed business by such stockholder or any Stockholder Associated Person pursuant to Regulation 14A under the Exchange Act;
(C)    as to the stockholder giving notice, any Proposed Nominee and any Stockholder Associated Person:
(1)    the name and address of such stockholder, as they appear on the Corporation’s books and records, and the name and address of any Stockholder Associated Person;
(2)    the number of shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially and/or of record by such stockholder, Proposed Nominee and Stockholder Associated Person, and the date or dates such shares were acquired and the investment intent of such acquisition;
(3)    the nominee holder for, and number of, any Corporation securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person;
(4)    short interest of such stockholder, Proposed Nominee or Stockholder Associated Person in any security of the Corporation (for purposes of these Bylaws, a person shall be deemed to have a short interest in a security if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security);
(5)    a complete and accurate description of all agreements, arrangements or understandings (whether written or oral) (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights with an exercise or conversion privilege or a settlement payment or mechanism at a price related to the capital stock of the Corporation or with a value derived in whole or in part from the value of the capital stock of the Corporation, hedging transactions, and borrowed or loaned shares) (each, a “Derivative Instrument”), that have been entered into as of the date of the stockholder’s notice or any supplement thereto by, or on behalf of, such stockholder, Proposed Nominee or Stockholder Associated

Person, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation;
(6)    any rights to dividends on the shares of the Corporation owned beneficially by such stockholder, Proposed Nominee or Stockholder Associated Person;
(7)    any proportionate interest in shares of capital stock of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or similar entity in which such stockholder, Proposed Nominee or Stockholder Associated Person (x) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, or (y) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of a limited liability company or similar entity;
(8)    any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder, Proposed Nominee or Stockholder Associated Person, in the Corporation or any affiliate (as defined below) thereof, other than an interest arising from the ownership of the Corporation’s securities where such stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders;
(9)    a complete and accurate description of all agreements, arrangements or understandings, written or oral, and formal or informal, (x) between or among the stockholder giving notice and any Stockholder Associated Person or (y) between or among the stockholder giving notice or any Stockholder Associated Person and any other person or entity (naming each such person or entity) in connection with or related to the foregoing or any Proposed Nominee, including, without limitation, (I) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or Stockholder Associated Person has the right to vote any shares of any security of the Corporation, (II) any understanding, formal or informal, written or oral, that such stockholder or any Stockholder Associated Person may have reached with any stockholder of the Corporation (including their names) with respect to how such stockholder will vote its shares in the Corporation at any meeting of the Corporation’s stockholders or take other action in support of any

Proposed Nominee, or other action to be taken, by the proposing stockholder or any Stockholder Associated Person and (III) any other agreements that would be required to be disclosed by such stockholder or any Stockholder Associated Person or any other person or entity pursuant to Item 5 or Item 6 of a Schedule 13D that would be filed pursuant to the Exchange Act and the rules and regulations promulgated thereunder (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder giving notice, or any Proposed Nominee or any Stockholder Associated Person or other person or entity);
(10)    a complete and accurate description of any performance-related fees (other than an asset-based fee) to which any such stockholder, Proposed Nominee or Stockholder Associated Person may be entitled as a result of any increase or decrease in the value of shares of the Corporation or any Derivative Instruments; and
(11)    a complete and accurate description of any pending or threatened legal proceeding in which such stockholder, Proposed Nominee or Stockholder Associated Person is a party or participant involving the Corporation or any officer, affiliate or associate (as defined below) of the Corporation;
(D)    as to the stockholder giving notice and any Stockholder Associated Person:
(1)    whether such stockholder or Stockholder Associated Person intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the Proposed Nominee(s) and/or approve or adopt the proposal(s) and/or (y) otherwise to solicit proxies in support of such Proposed Nominee(s) or proposal(s);
(2)    whether and the extent to which any agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of such stockholder or Stockholder Associated Person with respect to any shares of the capital stock of the Corporation, without regard to whether such transaction is required to be reported on a Schedule 13D in accordance with the Exchange Act; and
(3)    the investment strategy or objective, if any, of such stockholder and Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder or Stockholder Associated Person;
(E)    a representation from the stockholder giving notice that (1) such stockholder (x) is a holder of record of stock of the Corporation entitled to vote at the meeting, (y) intends to vote such stock at the meeting and (z) intends to appear in person or by proxy at the meeting to nominate any Proposed Nominees or bring such business before the meeting; and (2) if such stockholder does not appear to present such Proposed Nominee or business at the meeting, the Corporation need not present such Proposed Nominee or business for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation; and
(F)    such other information regarding each matter of business to be proposed by the stockholder giving notice, regarding the stockholder in his or her capacity as a proponent of a stockholder proposal or regarding any Stockholder Associated Person, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitations of proxies for such business or the election of any Proposed Nominee, or is otherwise required, pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute amending, restating or replacing such section) and the rules and regulations promulgated thereunder.
(iv)    In addition to the information required in paragraph (a)(3) of this Section 12, the Corporation may require any Proposed Nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such Proposed Nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Proposed Nominee, under the listing standards of each principal securities exchange upon which the shares of the Corporation are listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Corporation’s directors, including those applicable to a director’s service on any of the committees of the Board.
(v)    Notwithstanding the foregoing provisions of paragraph (a) of this Section 12, if the stockholder (or a qualified representative of the stockholder) proposing a nominee for director or business to be conducted at a meeting of stockholders does not appear at the meeting to present such nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
(vi)    A stockholder providing notice under paragraph (a) of this Section 12 shall update such notice, if necessary, so that the information provided or required to be provided in such notice shall continue to be true and correct (A) as of the record date for the meeting and (B) as of the date that is ten (10) business days prior to the meeting (or any postponement, adjournment or recess thereof), and such update shall be delivered to, or mailed and received by, the Secretary at the principal executive office of the Corporation not later than five (5) business days after the record date for the meeting (in the case of an update required to be made as of the record date) and not later than seven (7) business days prior to the date for the meeting, if practicable or, if not practicable, on the first practicable date prior to the meeting or any adjournment, recess or postponement thereof (in the case of an update required to be made as of ten (10) business days prior to the meeting or any adjournment, recess or postponement thereof).
(vii)    If any information submitted pursuant to paragraph (a) of this Section 12 by any stockholder proposing business for consideration or individuals to nominate for election or reelection as a director at a meeting of stockholders shall be inaccurate in any respect, such information may be deemed not to have been provided in accordance with these Bylaws. Any such stockholder shall notify the Corporation of any inaccuracy or change in any such information within two (2) business days of becoming aware of such inaccuracy or change. Upon written request by the Secretary of the Corporation, the Board or any committee thereof, any such stockholder shall provide, within seven (7) business days of delivery of such request (or such other period as may be specified in such request), (A) written verification, reasonably satisfactory to the Board, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to paragraph (a) of this Section 12, and (B) a written update of any information (including written confirmation by such stockholder that it continues to intend to bring such nomination or other business proposal before the meeting) submitted by the stockholder pursuant to paragraph (a) of this Section 12 as of an earlier date. If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with paragraph (a) of this Section 12.
(viii)    Notwithstanding the foregoing provisions of paragraph (a) of this Section 12, a stockholder shall also comply with all applicable requirements of state law and all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth herein; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to stockholder proposals to be considered pursuant to paragraph (a) of this Section 12. Nothing in paragraph (a) of this Section 12 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. Subject to Rule 14a-8 under the Exchange Act and Section 13 of Article III, nothing in these Bylaws shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of a director or directors or any other business proposal.
(ix)    As used in these Bylaws, (A) an “affiliate” and “associate” each have the respective meanings set forth in Rule 12b-2 under the Exchange Act; (B) “Stockholder Associated Person” shall mean (1) any person who is a member of a “group” (as such term is used in Rule 13d‑5 of the Exchange Act) with or otherwise acting in concert with such stockholder, (2) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary), (3) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Person and beneficially owns, directly or indirectly, shares of stock of the Corporation, (4) any person that directly, or indirectly through one or more intermediaries, controls such stockholder or any Stockholder Associated Person, and (5) any participant (as defined in paragraphs (a)(ii)(vi) of Instruction 3 to Item 4 of Schedule 14A, or any successor instructions) with such stockholder or other Stockholder Associated Person in respect of any proposals or nominations, as applicable; and (C) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service, in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act or in a notice pursuant to the applicable rules of an exchange on which the securities of the Corporation are listed.
(x)    The number of individuals a stockholder may nominate for election at a meeting of the stockholders, or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election on behalf of such beneficial owner, in each case, pursuant to this Section 12(a), shall not exceed the number of directors to be elected at such meeting.
(xi)    Notwithstanding anything in the second sentence of paragraph (a)(ii) of this Section 12 to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by paragraph (a)(ii) of this Section 12 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.
(b)    Special Meetings of Stockholders. (i) Special meetings of stockholders for any purpose or purposes (except as otherwise described herein) may be called at any time by the Board, the Chairman of the Board, the President or by the Secretary of the Corporation upon the written request for a special meeting of stockholders (in accordance with the requirements of this paragraph (b) of Section 12) of the holders of record of not less than ten percent (10%) (the “Requisite Percent”) of the voting power of all outstanding shares of capital stock of the Corporation, such voting power to be calculated and determined in a manner specified, and with any limitations as may be set forth herein. Special meetings may not be called by any other person or persons. For the avoidance of doubt, stockholders are not permitted to nominate, in accordance with this Section 13 of these Bylaws, any person or persons for election to the Board at a special meeting of stockholders.
(i)    In order for a special meeting upon stockholder request (a “Stockholder Requested Special Meeting”) to be called by the Secretary, one or more written requests for a special meeting (each, a “Special Meeting Request,” and collectively, the “Special Meeting Requests”) stating the purpose of the special meeting and the matters proposed to be acted upon thereat must be signed and dated by the Requisite Percent of record holders of capital stock of the Corporation (or their duly authorized agents), must be delivered to the Secretary at the principal executive offices of the Corporation and must set forth: (A) the information that is required for a stockholder notice provided for an annual meeting under paragraph (a) of this Section 12 of these Bylaws; and (B) an agreement by the requesting stockholder(s) to notify the Corporation immediately in the case of any disposition prior to the record date for the Stockholder Requested Special Meeting of shares of capital stock of the Corporation owned of record and an acknowledgement that any such disposition shall be deemed a revocation of such Special Meeting Request to the extent of such disposition, such that the number of shares disposed of shall not be included in determining whether the Requisite Percent has been reached.
(ii)    The Corporation will provide the requesting stockholder(s) with notice of the record date for the determination of stockholders entitled to vote at the Stockholder Requested Special Meeting. Each requesting stockholder is required to update the notice delivered pursuant to this Section not later than ten (10) business days after such record date to provide any material changes in the foregoing information as of such record date.
(iii)    In determining whether a special meeting of stockholders has been requested by the record holders of shares representing in the aggregate at least the Requisite Percent, multiple Special Meeting Requests delivered to the Secretary will be considered together only if each such Special Meeting Request (A) identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting (in each case as determined in good faith by the Board), and (B) has been dated and delivered to the Secretary within sixty (60) days of the earliest date of such Special Meeting Requests. If the record holder is not the signatory to the Special Meeting Request, such Special Meeting Request will not be valid unless documentary evidence is supplied to the Secretary at the time of delivery of such Special Meeting Request (or within ten (10) business days thereafter) of such signatory’s authority to execute the Special Meeting Request on behalf of the record holder. Any requesting stockholder may revoke his, her or its Special Meeting Request at any time by written revocation delivered to the Secretary at the principal executive offices of the Corporation; provided, however, that if following such revocation (or any deemed revocation pursuant to paragraph (b)(ii)(B) this Section 12), the unrevoked valid Special Meeting Requests represent in the aggregate less than the Requisite Percent, there shall be no requirement to hold a special meeting. The first date on which unrevoked valid Special Meeting Requests constituting not less than the Requisite Percent shall have been delivered to the Corporation is referred to herein as the “Request Receipt Date.”
(iv)    A Special Meeting Request shall not be valid if: (A) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law; (B) the Request Receipt Date is during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting; (C) the purpose specified in the Special Meeting Request is not the election of directors and an identical or substantially similar item (as determined in good faith by the Board, a “Similar Item”) was presented at any meeting of stockholders held within the twelve (12) months prior to the Request Receipt Date; or (D) a Similar Item is included in the Corporation’s notice as an item of business to be brought before a stockholder meeting that has been called but not yet held or that is called for a date within ninety (90) days of the Request Receipt Date.
(v)    A Stockholder Requested Special Meeting shall be held at such date and time as may be fixed by the Board; provided, however, that the Stockholder Requested Special Meeting shall be called for a date not more than ninety (90) days after the Request Receipt Date. If the Corporation receives more than one Stockholder Requested Special Meeting, the Corporation may, at its election, hold one Stockholder Requested Special Meeting that addresses all matters proposed in such Stockholder Requested Special Meetings; provided, however, that the Stockholder Requested Special Meeting will be on a date that is not more than ninety (90) days after the Request Receipt Date for each such Stockholder Requested Special Meetings being combined.
(vi)    Business transacted at any Stockholder Requested Special Meeting shall be limited to (A) the purpose(s) stated in the valid Special Meeting Request(s) received from the Requisite Percent of record holders and (B) any additional matters that the Board determines to include in the Corporation’s notice of the meeting. If none of the stockholders who submitted the Special Meeting Request appears or sends a qualified representative to present the matters to be presented for consideration that were specified in the Stockholder Meeting Request, the Corporation need not present such matters for a vote at such meeting, notwithstanding that proxies in respect of such matter may have been received by the Corporation.
(vii)    Business transacted at any special meeting of stockholders (other than a Stockholder Requested Special Meeting which shall be governed by paragraph (b)(vii) of this Section 12) shall be limited to the purpose(s) stated in the notice. Nominations of persons for election to the Board may be made at a special meeting of stockholders (other than a Stockholder Requested Special Meeting) at which directors are to be elected pursuant to the Corporation’s notice of meeting (A) by or at the direction of the Board or (B) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in paragraph (b) of this Section 12is delivered to the Secretary, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in paragraph (b) this Section 12. For the avoidance of doubt, stockholders are not permitted to nominate, in accordance with Section 13 of this Article III of these Bylaws, any person or persons for election to the Board at a special meeting of stockholders. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (b) of this Section 12shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public announcement of the date of the special meeting was made, whichever occurs first. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(c)    General.
(i)    Only such persons who are nominated in accordance with the procedures set forth in (A) this Section 12 with respect to an annual or special meeting of stockholders, or (B) Section 13 of this Article III with respect to an annual meeting, shall be eligible to be elected at a meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 12. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (x) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 12 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation required under paragraph (b) of this Section 12) and (y) if any proposed nomination or business was not made or proposed in compliance with this Section 12, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 12, if the stockholder who submitted a nomination or proposed business (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Corporation. For purposes of this Section 12 and Section 13 of Article III, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
(ii)    Nothing in this Section 12 shall be deemed to apply to or otherwise affect any rights of the holders of any series of preferred stock of the Corporation to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.
Section 13.    Proxy Access for Director Nominations.
(a)    Definitions. For purposes of this Section 13, the following terms shall have the following meanings:
(i)    “Authorized Group Member” shall mean, with respect to any nomination by a Nominator Group, the member of that Nominator Group that is authorized to act on behalf of all members of that Nominator Group with respect to matters relating to the nomination, including withdrawal of the nomination.

(ii)    “Compensation Arrangement” shall mean any direct or indirect compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Corporation, including, without limitation, any agreement, arrangement or understanding with respect to any direct or indirect compensation, reimbursement or indemnification in connection with candidacy, nomination, service or action as a nominee or as a director.
(iii)    “Eligible Stockholder” shall mean a person who has either (A) been a record holder of the shares of common stock of the Corporation used to satisfy the eligibility requirements in paragraph (d) of this Section 13 continuously for the required three (3)-year period, or (B) provides to the Secretary of the Corporation, within the time period referred to in paragraph (e) of this Section 13, evidence of continuous Ownership of such shares for such three (3)-year period from one or more securities intermediaries.
(iv)    “Maximum Number” shall mean that number of directors constituting the greater of (a) two (2) or (b) twenty percent (20%) of the total number of directors of the Corporation on the last day on which a Nomination Notice may be submitted pursuant to this Section 13 (rounded down to the nearest whole number), which number shall be reduced as set forth in paragraph (c)(i) of this Section 13.
(v)    “Minimum Number” shall mean three percent (3%) of the number of outstanding shares of common stock of the Corporation as of the most recent date for which such amount is given in any filing by the Corporation with the Securities and Exchange Commission prior to the submission of the Nomination Notice.
(vi)    “Nominating Stockholder” shall mean any Eligible Stockholder or group of up to twenty (20) stockholders (a “Nominator Group”) that, collectively as a group, satisfy the requirements to qualify as an Eligible Stockholder, that (A) has (individually and collectively, in the case of a Nominator Group) satisfied all applicable conditions and complied with all applicable procedures set forth in this Section 13 (including, without limitation, the timely submission of a Nomination Notice that meets the requirements set forth in this Section 13), and (B) has nominated a Stockholder Nominee.
(vii)    “Nomination Notice” shall mean all information and documents that a Nominating Stockholder is required to submit to the Secretary of the Corporation pursuant to paragraph (f) of this Section 13.
(viii)    “Own” shall mean possession, with respect to those outstanding shares of common stock of the Corporation entitled to vote generally for the election of all directors of the Corporation, of both: (A) the full voting and investment rights pertaining to the shares; and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided, that, the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares: (1) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale; (2) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell; or (3) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party thereto would have, the purpose or effect of reducing in any manner, to any extent or at any time in the future, such stockholder’s or affiliates’ full right to vote or direct the voting of any such shares, and/or hedging, offsetting or altering to any degree any gain or loss arising from the full economic Ownership of such shares by such stockholder or affiliate, other than any such arrangements solely involving a national or multi-national multi-industry market index. A stockholder shall “Own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and the right to direct the disposition thereof and possesses the full economic interest in the shares. A stockholder’s Ownership of shares shall be deemed to continue during any period in which the stockholder has loaned such shares or delegated any voting power over such shares by means of a proxy, power of attorney or other instrument or arrangement which in either case is revocable at any time by the stockholder; provided, however, in the event of a loan, the stockholder has the power to recall such loaned shares on five (5) business days’ notice. The terms “Owned,” “Owning,” “Ownership” and other variations of the word “Own” shall have correlative meanings. Whether shares constitute shares Owned shall be decided by the Board in its reasonable determination, which determination shall be conclusive and binding on the Corporation and its stockholders.
(ix)    “public announcement” shall have the meaning set forth in paragraph (a)(ix) of Section 12 of this Article III.
(x)    “Stock Exchange Rules” shall mean the rules of any stock exchange on which the Corporation’s securities are traded.
(xi)    “Stockholder Nominee” shall mean any person nominated for election pursuant to this Section 13.
(xii)    “Voting Commitment” shall have the meaning set forth in Section 2 of Article IV of these Bylaws.
(b)    Proxy Access at Annual Meetings. Subject to the provisions of this Section 13, if expressly requested in the relevant Nomination Notice, the Corporation shall include in its proxy statement for any annual meeting of stockholders:
(i)    the name of any Stockholder Nominee, which shall also be included on the Corporation’s form of proxy and ballot;
(ii)    disclosure about the Stockholder Nominee and the Nominating Stockholder required under the rules of the Securities and Exchange Commission or other applicable law to be included in the proxy statement;

(iii)    any statement included by the Nominating Stockholder in the Nomination Notice for inclusion in the proxy statement in support of the Stockholder Nominee’s election to the Board (subject, without limitation, to paragraph (g) of this Section 13), if such statement does not exceed five hundred (500) words; and
(iv)    any other information that the Corporation or the Board determines, in its discretion, to include in the proxy statement relating to the nomination of the Stockholder Nominee, including, without limitation, any statement in opposition to the nomination, information relating to any Compensation Arrangement and/or Voting Commitment, and any of the information provided pursuant to this Section 13.
For the avoidance of doubt, the provisions of this Section 13 shall not apply to a special meeting of stockholders (including, without limitation, a Stockholder Requested Special Meeting), and the Corporation shall not be required to include a director nominee of a stockholder or group of stockholders in the Corporation’s proxy statement or form of proxy or ballot for any special meeting of stockholders.
(c)    Maximum Number of Stockholder Nominees.
(i)    The Corporation shall not be required to include in the proxy statement for an annual meeting of stockholders more Stockholder Nominees than the Maximum Number. In the event that one or more vacancies for any reason occurs on the Board after the deadline set forth in paragraph (e) of this Section 13 but before the date of the annual meeting and the Board resolves to reduce the size of the Board in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced. The Maximum Number for a particular annual meeting shall be reduced by:
(A)    Stockholder Nominees whose nominations for election at such annual meeting are subsequently withdrawn; and
(B)    Stockholder Nominees who the Board itself decides to nominate for election at such annual meeting.
(ii)    Any Nominating Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 13 shall rank such Stockholder Nominees based on the order that the Nominating Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials. In the event that the number of Stockholder Nominees submitted by Nominating Stockholders pursuant to this Section 13 exceeds the Maximum Number, the highest ranking Stockholder Nominee who meets the requirements of this Section 13 from each Nominating Stockholder will be selected for inclusion in the Corporation’s proxy materials until the Maximum Number is reached, going in order of the amount (largest to smallest) of shares of stock of the Corporation that each Nominating Stockholder disclosed as Owned in its respective Nomination Notice submitted to the Corporation. This selection process will continue with the next highest ranked nominees as many times as necessary, following the same order each time, until the Maximum Number is reached.

(d)    Eligible Stockholders.
(i)    An Eligible Stockholder or Nominator Group may submit a nomination in accordance with this Section 13 only if the person or group (in the aggregate) has continuously Owned at least the Minimum Number (as adjusted for any stock splits, stock dividends, subdivisions, combinations, reclassifications, recapitalizations or similar events) of shares of the Corporation’s common stock throughout the three (3)-year period preceding and including the date of submission of the Nomination Notice, and continues to Own at least the Minimum Number of shares through the date of the annual meeting. No shares may be attributed to more than one Eligible Stockholder. The following shall be treated as one Eligible Stockholder or one member of a Nominator Group if such Eligible Stockholder or member of a Nominator Group shall provide together with the Nomination Notice documentation that demonstrates compliance with the following criteria: (A) funds under common management and investment control; (B) funds under common management and funded primarily by the same employer; or (C) a “family of investment companies” or a “group of investment companies” (each as defined in or under the Investment Company Act of 1940, as amended).
For the avoidance of doubt, in the event of a nomination by a Nominator Group, any and all requirements and obligations for a given Eligible Stockholder (including, without limitation, each and every fund or company that comprises the Nominator Group) that are set forth in this Section 13, including the minimum holding period, shall apply to each member of such Nominator Group; provided, however, that the Minimum Number shall apply to the Ownership of the Nominator Group in the aggregate. Should any stockholder withdraw from a Nominator Group at any time prior to the annual meeting of stockholders, the Nominator Group shall only be deemed to Own the shares held by the remaining members of that Nominator Group.
(ii)    No stockholder shall be permitted to be in more than one Nominator Group, and if any stockholder appears as a member of more than one Nominator Group, or as a member of a Nominator Group and as a Nominating Stockholder without any such group, such stockholder shall be deemed to be a member of only the Nominator Group that has the largest Ownership position as reflected in the Nomination Notice and is not permitted to act as a Nominating Stockholder separate from such Nominator Group.
(e)    Timely Nomination Notice. To be timely, a Nomination Notice must be delivered to or be mailed and received at the principal executive offices of the Corporation not later than the close of business on the one hundred twentieth (120th) day nor earlier than the close of business on the one hundred fiftieth (150th) day prior to the first anniversary of the date (as stated in the Corporation’s proxy materials relating to that annual meeting) that the Corporation first mailed its proxy statement for the annual meeting of the previous year, except where information or documents are required to be provided after the date the Nomination Notice is first submitted, as set forth in this Section 13 (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, the Nomination Notice must be so delivered not earlier than the close of business on the one hundred fiftieth (150th) day prior to such annual meeting and not later than the close of business on the later of the one hundred twentieth (120th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the adjournment or postponement of an annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a Nomination Notice.
(f)    Nomination Notice. The Nomination Notice shall consist of, collectively, the following information, documents and agreements which shall, for avoidance of doubt, be compiled, completed and submitted by the Nominating Stockholder or its representatives at its own cost:
(i)    documentary evidence in the form of one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three (3)-year holding period, provided that each such intermediary must be a participant in the Depository Trust Company or an affiliate of a participant in the Depository Trust Company) verifying and certifying that, as of a date within seven (7) calendar days prior to the date of the Nomination Notice, the Nominating Stockholder Owns, and has continuously Owned for the preceding three (3) years, the Minimum Number of shares, and the Nominating Stockholder’s agreement to provide, within five (5) business days after the record date for the annual meeting, documentary evidence in the form of written statements from the record holder and intermediaries verifying and certifying the Nominating Stockholder’s continuous Ownership of the Minimum Number of shares through the record date;
(ii)    an undertaking to provide immediate notice if the Nominating Stockholder ceases to Own the Minimum Number of shares prior to the date of the annual meeting;
(iii)    a copy of the Schedule 14N (or any successor form) relating to the Stockholder Nominee, completed and filed with the Securities and Exchange Commission by the Nominating Stockholder as applicable, in accordance with Securities and Exchange Commission rules;
(iv)    the written consent of each Stockholder Nominee to being named in the Corporation’s proxy statement, form of proxy and ballot as a nominee and to serving as a director if elected;
(v)    a written notice of the nomination of such Stockholder Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Stockholder (including, for the avoidance of doubt, each member of a Nominator Group):
(A)    the information and other deliverables that would be required to be set forth in a stockholder’s notice of nomination pursuant to paragraph (a) of Section 12 of Article III of these Bylaws, as if the Nominating Stockholder were the proposing stockholder under that section;

(B)    to the extent not included in the response to paragraph (f)(v)(A) of this Section 13 above, a detailed description of all material relationships, between or among the Nominating Stockholder, on the one hand, and each Stockholder Nominee, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S−K (or its successor item) if the Nominating Stockholder were the “registrant” for purposes of such item and the Stockholder Nominee, were a director or executive officer of such registrant;
(C)    a detailed description of all communications by such Nominating Stockholder with any other stockholder or beneficial owner of any securities of the Corporation regarding such Stockholder Nominee;
(D)    the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N (or any successor item);
(E)    a representation and warranty that the Nominating Stockholder did not acquire, and is not holding, securities of the Corporation for the purpose or with the effect of influencing or changing control of the Corporation;
(F)    a representation and warranty that the Nominating Stockholder has not nominated and will not nominate for election to the Board at the annual meeting any person other than such Nominating Stockholder’s Stockholder Nominee(s);
(G)    a representation and warranty that the Nominating Stockholder has not engaged in and will not engage in a “solicitation” within the meaning of Rule 14a-1(l) (or any successor thereof) under the Exchange Act with respect to the annual meeting, other than with respect to such Nominating Stockholder’s Stockholder Nominee(s) or any nominee of the Board;
(H)    a representation and warranty that the Nominating Stockholder has not engaged in and will not engage in, other than with respect to such Nominating Stockholder’s Stockholder Nominee(s) or any nominee of the Board, (1) an exempt solicitation as described in Rule 14a-2(b) (or any successor thereof) under the Exchange Act, or (2) any communication, as described in Rule 14a-1(l)(2)(iv) (or any successor thereof) under the Exchange Act, stating how the Nominating Stockholder intends to vote at the annual meeting and the reasons therefore;

(I)    a representation and warranty that the Nominating Stockholder will not use or distribute any proxy card other than the Corporation’s proxy card in soliciting stockholders in connection with the election of a Stockholder Nominee at the annual meeting;
(J)    a representation and warranty that the Stockholder Nominee’s candidacy or, if elected, membership on the Board would not violate applicable state or federal law or Stock Exchange Rules;
(K)    a representation and warranty that the Stockholder Nominee: (1) qualifies as independent under the Stock Exchange Rules and any publicly disclosed standards used by the Board in determining and disclosing the independence of the directors; and (2) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor thereof) under the Securities Act of 1933, as amended, or Item 401(f) of Regulation S-K (or any successor item) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of the Stockholder Nominee;
(L)    a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in paragraph (d) of this Section 13;
(M)    a representation and warranty that the Nominating Stockholder will continue to satisfy the eligibility requirements described in paragraph (d) of this Section 13 through the date of the annual meeting;
(N)    the details of any position of the Stockholder Nominee as an officer or director of any competitor (that is, any entity that provides products or services that compete with or are alternatives to the principal products produced or services provided by the Corporation or its affiliates) of the Corporation, within the three (3) years preceding the submission of the Nomination Notice;
(O)    if desired, a statement for inclusion in the proxy statement in support of the Stockholder Nominee’s election to the Board. Any such statement shall not exceed five hundred (500) words and shall fully comply with Section 14 (or any successor thereof) of the Exchange Act and the rules and regulations thereunder; and
(P)    in the case of a nomination by a Nominator Group, the designation by all group members of one Authorized Group Member;
(vi)    an executed agreement (which form of agreement shall be provided by the Secretary of the Corporation upon written request), which must be submitted within ten (10) days of the Nominating Stockholder’s first submission of any information required by paragraph (f) of this Section 13, pursuant to which the Nominating Stockholder (including each member of a Nominator Group) agrees:
(A)    to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election;
(B)    to file any written solicitation or other communication with the Corporation’s stockholders relating to one or more of the Corporation’s directors or director nominees or any Stockholder Nominee with the Securities and Exchange Commission, regardless of whether any such filing is required under any rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation;
(C)    to assume all liability stemming from any action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder or the Stockholder Nominee nominated by such Nominating Stockholder with the Corporation, its stockholders or any other person, including, without limitation, the Nomination Notice;
(D)    to indemnify and hold harmless (jointly with all other members of a Nominator Group, if applicable) the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any action, suit or proceeding (whether threatened, pending or completed), whether legal, judicial administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of or relating to a failure or alleged failure of the Nominating Stockholder or Stockholder Nominee to comply with, or any breach or alleged breach of, its, or his or her, as applicable, obligations, agreements or representations under or pursuant to this Section 13, or otherwise arising out of any nomination, solicitation or other activity by any Eligible Stockholder or any member of a Nominator Group in connection with its efforts pursuant to this Section 13;
(E)    to promptly (and in any event within forty-eight (48) hours of discovering such misstatement or omission) notify the Corporation and any other recipient of any misstatement or omission if information included in the Nomination Notice, or any other communication by the Nominating Stockholder (including with respect to any member of a Nominator Group) with the Corporation, its stockholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), and promptly notify the Corporation and any other recipient of the information that is required to correct the misstatement or omission; and

(F)    in the event that the Nominating Stockholder (including any member of a Nominator Group) has failed to continue to satisfy the eligibility requirements described in paragraph (d) of this Section 13, to promptly notify the Corporation; and
(vii)    a written questionnaire and a written representation and agreement pursuant to Section 2 of Article IV of these Bylaws (each in the form provided by the Secretary of the Corporation upon written request), which must be submitted within ten (10) days of the Nominating Stockholder’s first submission of any information required by paragraph (f) of Section 13.
The information and documents required by paragraph (f) of this Section 13 shall be provided with respect to and executed by the Nominating Stockholder (and each member of a Nominator Group), and provided with respect to the persons specified in Instructions 1 and 2 to Items 6(c) and (d) of Schedule 14N (or any successor item) in the case of a Nominating Stockholder or any member of a Nominator Group. The Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in paragraph (f) of this Section 13 (other than such information and documents required to be provided after the date the Nomination Notice is first submitted) have been delivered to or, if sent by mail, received by the Secretary of the Corporation.
(g)    Exclusion or Disqualification of Stockholder Nominees.
(i)    If, after the deadline for submitting a Nomination Notice as set forth in paragraph (e) of this Section 13, a Nominating Stockholder becomes ineligible or withdraws its nomination or a Stockholder Nominee becomes ineligible or unwilling to serve on the Board, whether before or after the mailing of the definitive proxy statement, the Corporation:
(A)    shall not be required to include in its proxy statement or on any ballot or form of proxy the Stockholder Nominee or any successor or replacement nominee proposed by the Nominating Stockholder or by any other Nominating Stockholder; and
(B)    may otherwise communicate to its stockholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that the Stockholder Nominee will not be included as a Stockholder Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting.
(ii)    Notwithstanding anything to the contrary contained in this Section 13, the Corporation may omit from its proxy materials any Stockholder Nominee, and any information concerning such Stockholder Nominee (including a Nominating Stockholder’s statement in support), and in such case such nomination shall be disregarded and no vote on such Stockholder Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Stockholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of the Stockholder Nominee, if:
(A)    the Corporation receives a notice (whether or not subsequently withdrawn) that a stockholder intends to nominate any candidate for election to the Board at the annual meeting pursuant to the advance notice requirements for stockholder nominees set forth in paragraph (a) of Section 12 of Article III of these Bylaws;
(B)    the Nominating Stockholder has engaged in a “solicitation” within the meaning of Rule 14a-1(l) (or any successor thereof) under the Exchange Act with respect to the annual meeting, other than with respect to such Nominating Stockholder’s Stockholder Nominee(s) or any nominee of the Board;
(C)    the Nominating Stockholder has engaged in, other than with respect to such Nominating Stockholder’s Stockholder Nominee(s) or any nominee of the Board, (1) an exempt solicitation as described in Rule 14a-2(b) (or any successor thereof) under the Exchange Act, or (2) any communication, as described in Rule 14a-1(l)(2)(iv) (or any successor thereof) under the Exchange Act, stating how the Nominating Stockholder intends to vote at the annual meeting and the reasons therefore;
(D)    the Nominating Stockholder or the Authorized Group Member, as applicable, or any qualified representative thereof, does not appear at the annual meeting to present the nomination submitted in accordance with this Section 13;
(E)    the Board, acting in good faith, determines that such Stockholder Nominee’s nomination or election to the Board would result in the Corporation violating or failing to be in compliance with these Bylaws or the Certificate of Incorporation, or any applicable law, rule or regulation to which the Corporation is subject, including the Stock Exchange Rules;
(F)    the Stockholder Nominee has been, within the past three (3) years, an officer or director of a competitor, as defined for purposes of Section 8 (or any successor thereof) of the Clayton Antitrust Act of 1914, as amended; or
(G)    the Nominating Stockholder has failed to continue to satisfy the eligibility requirements described in paragraph (d) of this Section 13, any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statement made not misleading), the Stockholder Nominee becomes unwilling or unable to serve on the Board or any violation or breach occurs of any of the obligations, agreements, representations or warranties of the Nominating Stockholder or the Stockholder Nominee under or pursuant to this Section 13.
(iii)    Notwithstanding anything to the contrary contained in this Section 13, the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the statement in support of the Stockholder Nominee included in the Nomination Notice, if:
(A)    such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading;
(B)    such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any individual, corporation, partnership, association or other entity, organization or governmental authority;
(C)    the inclusion of such information in the proxy statement would otherwise violate the Securities and Exchange Commission proxy rules or any other applicable law, rule or regulation; or
(D)    the inclusion of such information in the proxy statement would impose a material risk of liability upon the Corporation.
(iv)    The Corporation may solicit against, and include in the proxy statement its own statement relating to, any Stockholder Nominee.
(h)    Interpretation. The Board (and any other person or body authorized by the Board, including, without limitation, the chairman of the relevant annual meeting) shall have the power and authority to interpret this Section 13 and to make any and all determinations necessary or advisable to apply this Section 13 to any persons, facts or circumstances, including the power to determine (i) whether one or more stockholders or beneficial owners qualifies as an Eligible Stockholder or Nominator Group, as applicable, (ii) whether a Nomination Notice complies with this Section 13, (iii) whether a Stockholder Nominee satisfies the qualifications and requirements in this Section 13, and (iv) whether any and all requirements of this Section 13 have been satisfied. Any such interpretation or determination adopted in good faith by the Board (or any other person or body authorized by the Board, including, without limitation, the chairman of the relevant annual meeting) shall be binding on all persons, including the Corporation and its stockholders (including any beneficial owners). The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedures, and the defective nomination shall be disregarded.

Section 14.    Conduct of Meetings. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding person of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) compliance with state and local laws and regulations concerning safety and security; (e) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (f) restrictions on entry to the meeting after the time fixed for the commencement thereof; (g) limitations on the time allotted to questions or comments by participants; (h) removal of any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines; (i) conclusion, recess, or adjournment of the meeting, whether or not a quorum is present, to a later date and time and at a place announced at the meeting; and (j) restrictions on the use of audio and video recording devices and cell phones. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
ARTICLE IV
DIRECTORS
Section 1.    Powers. Subject to limitations of the Certificate of Incorporation, these Bylaws, and the laws of the State of Delaware as to action required to be approved by the stockholders, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board.
Section 2.    Number and Qualification. The Board shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board. To be eligible to be a nominee for election or reelection as a director of the Corporation or to be considered by the Board to fill any vacancies pursuant to Section 7 of this Article IV, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 12(a), Section 12(b), or Section 13(e), as applicable, of Article III of these Bylaws) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (the form of which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any Compensation Arrangement as that term is defined in Section 13 of Article III of these Bylaws in connection with such person’s nomination, candidacy, service or action as a director that has not been disclosed to the Corporation, (c) owns the required amount of shares of the Corporation’s common stock in accordance with the Share Ownership Policy set forth in Section IX of the Corporation’s Corporate Governance Guidelines (as publicly disclosed and as may be amended from time to time) and will not dispose of the shares so long as such person is a director, (d) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable laws (including, without limitation, fiduciary duty requirements), corporate governance, conflict of interest, confidentiality and stock ownership and trading policies, and the Corporate Governance Guidelines of the Corporation (as publicly disclosed and as may be amended from time to time), (e) if elected as a director of the Corporation, will act in the best interests of the Corporation and its stockholders and not in the interests of individual constituencies, (f) will promptly provide to the Corporation such other information as it may reasonably request, (g) will abide by the requirements of Section 3 of Article IV of these Bylaws, (h) intends to serve a full term if elected as a director of the Corporation, and (i) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects, and that do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.
Section 3.    Election; Resignation. At each annual meeting of stockholders, the stockholders shall elect directors each of whom shall hold office for a term of one year or until his or her successor is duly elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal.
Each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present by the holders of shares present in person or represented by proxy and entitled to vote on the election of directors; provided, that, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors for any meeting for the election of directors for which (a) the Secretary receives a notice that a stockholder has nominated one or more candidates for election to the Board in compliance with the requirements set forth in these Bylaws, and (b) such nomination has not yet been withdrawn by such stockholder on or prior to the tenth (10th) day preceding the date that the Corporation first mails its notice of meeting for such election. For purposes of this Section, a majority of the votes cast means that the number of shares voted “for” a director must exceed 50% of the number of votes cast with respect to that director’s election. Votes cast shall include votes to withhold authority and exclude abstentions with respect to that director’s election. If directors are to be elected by a plurality, stockholders shall be permitted to withhold votes from a nominee but shall not be permitted to vote against a nominee.
Any director may resign at any time upon notice to the Board. If at any meeting for the election of directors a nominee for director who is an incumbent director is not elected and no successor has been elected at such meeting, the director shall promptly tender his or her offer of resignation to the Board. The Nominating and Governance Committee shall make a recommendation to the Board as to whether to accept or reject the tendered offer of resignation, or whether other action should be taken. In determining whether to accept or reject the tendered offer of resignation, the Nominating and Governance Committee shall be entitled to consider all factors believed relevant by the members of such Committee, including without limitation: (i) any stated reason for the director not receiving the required vote and whether the underlying cause or causes are curable, (ii) the factors, if any, set forth in the guidelines or other policies that are to be considered by the Nominating and Governance Committee in evaluating potential candidates for the Board as such factors relate to each director who has offered his or her resignation, (iii) the length of service of such director, (iv) the effect of such resignation on the Corporation’s compliance with any law, rule, regulation, stock exchange listing standards or contractual obligations, (v) such director’s contributions to the Corporation, and (vi) any other factors that the Nominating and Governance Committee deems to be in the best interests of the Corporation. No director who has tendered his or her offer of resignation may participate in the Committee’s recommendation. If all of the members of the Nominating and Governance Committee have tendered their offers of resignation, then the Board shall act on the offers of resignation.
The Board shall act on the tendered offers of resignation, taking into account the recommendation of the Nominating and Governance Committee, and shall publicly disclose (by press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered offers of resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. In determining whether to accept or reject any offer of resignation, the Board shall be entitled to consider all of the factors considered by the Nominating and Governance Committee and any additional information and factors that the Board believes to be relevant. No director who has tendered his or her offer of resignation may participate in the Board’s decision. Notwithstanding the foregoing, if the acceptance by the Board of all of the then pending offers of resignation would result in the Corporation having fewer than three (3) directors who were in office prior to the applicable election, the Board may elect to extend such 90-day period by an additional 90 days if the Board shall determine that such an extension is in the best interests of the Corporation.
If any incumbent director’s offer of resignation is not accepted by the Board, such director shall continue to serve until the next annual meeting or until his or her successor is duly elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. If a director’s offer of resignation is accepted by the Board pursuant to this Section 3, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 7 of this Article IV below or may decrease the size of the Board pursuant to the provisions of Section 2 of this Article IV.
Section 4.    Regular Meetings. Regular meetings of the Board may be held at such places within or without the State of Delaware and at such times as the Board may from time to time determine and, if so determined, notice thereof need not be given.
Section 5.    Special Meetings. Special meetings of the Board may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, if any, by the President, or by any director. Notice of a special meeting of the Board shall be given by the person or persons calling the meeting at least twelve (12) hours before the special meeting; provided, however, that less than twelve (12) hours’ notice may be provided if the person or persons calling such special meeting deem it necessary or appropriate under the circumstances.
Section 6.    Telephonic Meetings Permitted. Members of the Board, or any committee thereof, as the case may be, may participate in a meeting of the Board or such committee by means of conference telephone or communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Bylaw shall constitute presence in person at such meeting.
Section 7.    Vacancies. Unless otherwise provided by law or the Certificate of Incorporation, any newly created directorship or any vacancy occurring in the Board for any cause shall be filled exclusively by a majority vote of the remaining members of the Board, although such majority is less than a quorum, or by the sole remaining director, and shall not be filled by the stockholders (unless there shall be no directors then in office), and each director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced or until his or her successor is duly elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal.
Section 8.    Action by Directors Without a Meeting. Any action(s) required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all of the members of the Board, or such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmissions are filed with the minutes of the proceedings of the Board, or committee thereof, as the case may be, in accordance with applicable law.
Section 9.    Quorum. Unless otherwise provided in these Bylaws, at all meetings of the Board, a majority of the total number of Directors shall constitute a quorum for the transaction of business. The vote of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board unless the Certificate of Incorporation or these Bylaws shall require the vote of a greater number. If a quorum shall not be present at any meeting of the Board, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
Section 10.    Organization. Meetings of the Board shall be presided over by the Chairman of the Board, if any, or in his or her absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.
Section 11.    Removal. Any Director may be removed, with or without cause, at any time by the majority vote of the stockholders.
Section 12.    Compensation of Directors of Meetings. The Directors may be paid their expenses, if any, for attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation or any company controlling or controlled by the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
ARTICLE V
COMMITTEES
Section 1.    Committee of Directors. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more Directors. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board, may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.
Section 2.    Meetings and Action of Committees. Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article II of these Bylaws.
ARTICLE VI
NOTICES
Section 1.    Notices of Stockholder Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the notice of any meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in United States mail, postage pre-paid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.
Section 2.    Manner of Notice. Except as otherwise provided in this Section 2 or these Bylaws, notice to Directors and stockholders shall be in writing and delivered personally or mailed to the Directors or stockholders at their addresses appearing on the books of the Corporation. Notice to Directors may be given by telecopier, telephone or other means of electronic transmission.
Section 3.    Waiver of Notice. Whenever notice is required to be given to any stockholder or Director under the provisions of the DGCL or the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, Directors or members of a committee of Directors need be specified in a waiver of notice.
ARTICLE VII
OFFICERS
Section 1.    Officers. The officers of the Corporation shall be selected and removed by the Board in its discretion and shall consist of a President, a Secretary, and a Treasurer and may include, at the discretion of the Board, without limitation, a Chairman of the Board, any number of Vice Presidents, Assistant Secretaries and Assistant Treasurers and such other officers as the Corporation may require. Each such officer shall have such powers and duties in the management of the Corporation as the Board may by resolution determine, and, to the extent not provided in such resolutions or these Bylaws, as generally pertain to their respective offices, subject to the control of the Board.
Section 2.    Authority of Certain Officers. Anything herein to the contrary notwithstanding, the following described officers shall have the authority set forth after their respective designation:
(a)    Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and the Board. Except where, by law, the signature of the President is required, the Chairman shall possess the same power as the President to sign all certificates, contracts and other instruments of this Corporation that may be authorized hereby or by the Board.

(b)    President. Except as otherwise provided by resolution of the Board, the President shall be the general manager and chief executive officer of the Corporation and shall have responsibility for, subject to the control of the Board, general supervision, direction, and control of the business and affairs of the Corporation. The President shall preside at all meetings of the stockholders and at all meetings of the Board. The President shall have the general powers and duties of management usually vested in the office of president and general manager of a corporation and such other powers and duties as may be prescribed by the Board.
(c)    Vice President. In the absence or disability of the President, any Vice President so designated by the Board shall perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. All Vice Presidents, if any, shall have such powers and perform such duties as from time to time may be prescribed by the Board.
(d)    Secretary. The Secretary shall keep or cause to be kept, at the principal executive office or such other place as the Board may order, (i) a book containing minutes of all meetings of the stockholders and the Board, and (ii) a share register or a duplicate share register. The Secretary shall give, or cause to be given, notice of all the meetings of the stockholders and of the Board required by these Bylaws or by law to be given, shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board.
(e)    Treasurer. The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation. Such officer shall send or cause to be sent to the stockholders such financial statements and reports as are by law or these Bylaws required to be sent to said stockholders. The books of account shall at all times be open to inspection by any Director for any purpose permitted under applicable law. Such officer shall cause all moneys and other valuables to be deposited in the name and to the credit of the Corporation. Such officer shall (i) disburse or cause to be disbursed the funds of the Corporation as may be ordered by the Board, (ii) render to the President and the Directors, whenever they request it, an account of all transactions and of the financial condition of the Corporation, and (iii) have such other powers and perform such other duties as may be prescribed by the Board.
Section 3.    Term of Office; Resignation; Removal; Vacancies. Except as otherwise provided in a resolution of the Board electing any officer, each officer shall hold office until the first meeting of the Board after the annual meeting of stockholders next succeeding his election, and until his successor is elected and qualified or until his earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election of an officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board at any regular or special meeting. Any number of offices may be held by the same person.
Section 4.    Appointing Attorneys and Agents; Voting Securities of Other Entities. Unless otherwise provided by resolution adopted by the Board, the Chairman of the Board, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consents, and may execute or cause to be executed in the name of and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper. Any of the rights set forth in this Section 4 which may be delegated to an attorney or agent may also be exercised directly by the Chairman of the Board, the President or any Vice President.
ARTICLE VIII
OTHER PROVISIONS
Section 1.    Checks and Drafts. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board.
Section 2.    Execution of Contracts. The Board may authorize any officers or agent or agents to enter into any contract or execute any instrument in the name and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board, no officers, agent, employee or other person shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit, or to render it liable for any purpose or amount.
Section 3.    Fiscal Year. The fiscal year of the Corporation shall be the calendar year, unless otherwise determined by resolution of the Board.
Section 4.    Seal. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board.
Section 5.    Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time.

Section 6.    Forum for Adjudication of Disputes. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for:
(a)    any derivative action or proceeding brought on behalf of the Corporation;
(b)    any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty;
(c)    any action asserting a claim against the Corporation or any current or former director or officer or other employee of the Corporation arising pursuant to any provision of the DGCL or the Certificate of Incorporation or these Bylaws (as either may be amended from time to time);
(d)    any action asserting a claim related to or involving the Corporation that is governed by the internal affairs doctrine; or
(e)    any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL, shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal court for the District of Delaware).
ARTICLE IX
INDEMNIFICATION
Section 1.    Indemnification of Officers and Directors. Each person (a “Covered Person”) who was or made or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a Director or officer of the Corporation or while a Director or officer of the Corporation is or was serving at the request of the Corporation as a Director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust or other enterprise or non-profit entity, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the law, as the same exists or may hereafter be amended, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in this Article IX, the Corporation shall indemnify a Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board.
Section 2.    Prepayment of Expenses. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by a Covered

Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article IX or otherwise.
Section 3.    Claims. If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Article IX is not paid in full within thirty (30) days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.
Section 4.    Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article IX shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.
Section 5.    Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.
Section 6.    Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article IX shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.
Section 7.    Other Indemnification and Prepayment of Expenses. This Article IX shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.
ARTICLE X
STOCK
Section 1.    Certificates. Shares of stock of the Corporation may be certificated or uncertificated as determined by the Corporation in its discretion. Holders of stock represented by certificate shall be entitled to have such certificate signed by or in the name of the Corporation by the Chairman of the Board, or the President, or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by such holder in the Corporation. Any or all signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.
Section 2.    Lost, Stolen or Destroyed Stock Certificates. The Corporation may issue a new certificate of stock, or in lieu of issuing a new certificate, reflect stock shares as uncertificated in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.
ARTICLE XI
EMERGENCY BYLAWS
Section 1.    Emergency Bylaws. Notwithstanding anything to the contrary in the Certificate of Incorporation or these Bylaws, in the event there is any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL, or other similar emergency condition (each, an “emergency”) and irrespective of whether a quorum of the Board or a standing committee thereof can readily be convened for action, this Article XI shall apply.
(a)    Any director or senior executive officer of the Corporation may call a meeting of the Board or any committee thereof by any feasible means and with such advance notice as circumstances permit in the judgment of the person calling the meeting. Neither the business to be transacted nor the purpose of any such meeting need be specified in the notice thereof.
(b)    At any meeting called in accordance with Section 1(a) above, the director or directors in attendance shall constitute a quorum. In the event that no directors are able to attend the meeting, the Designated Officers in attendance shall be deemed directors for such meeting. For purposes of this Section 1(b), a “Designated Officer” means an officer who is included on a list of officers of the Corporation who shall be deemed to be directors of the Corporation for purposes of obtaining a quorum during an emergency if a quorum of directors cannot otherwise be obtained, which officers have been designated by the Board prior to such time as an emergency may have occurred.
(c)    Directors may take action to appoint one or more of the directors to membership on any standing or temporary committees of the Board as they deem advisable. Directors may also take action to designate one or more of the officers of the Corporation to serve as directors of the Corporation while this Article XI applies.
(d)    To the extent that it considers it practical to do so, the Board shall manage the business of the Corporation during an emergency in a manner that is consistent with the Certificate of Incorporation and these Bylaws. It is recognized, however, that in an emergency, it may not always be practical to act in this manner and this Article XI is intended to, and does hereby, empower the Board with the maximum authority possible under the DGCL and all other applicable law to conduct the interim management of the affairs of the Corporation in an emergency in what it considers to be in the best interests of the Corporation, including, without limitation, taking any action that it determines to be practical and necessary to address the circumstances of the emergency.
(e)    No director, officer or employee acting in accordance with this Article XI or otherwise pursuant to Section 110 of the DGCL (or any successor section) shall be liable except for willful misconduct.
(f)    This Article XI shall continue to apply until such time following the emergency when it is feasible for at least a majority of the Board immediately prior to the emergency to resume management of the business of the Corporation.
(g)    At any meeting called in accordance with Section 1(a) above, the Board may modify, amend or add to the provisions of this Article XI in order to make any provision that may be practical or necessary given the circumstances of the emergency.
(h)    The provisions of this Article XI shall be subject to repeal or change by further action of the Board or by action of the stockholders, but no such repeal or change shall modify the provisions of Section 1(e) above with regard to action taken prior to the time of such repeal or change.
(i)    Nothing contained in this Article XI shall be deemed exclusive of any other provisions for emergency powers consistent with other sections of the DGCL that have been or may be adopted by corporations created under the DGCL.

ARTICLE XII
AMENDMENTS

These Bylaws may be altered, amended or repealed, and new bylaws made, as authorized under applicable law.

Approved by the Board of Directors on December 10, 2020.